                                                                  Exhibit 24.01

                            RWD TECHNOLOGIES, INC.
                               POWER OF ATTORNEY

  Know all men by these presents, that the undersigned directors and officers of RWD Technologies, Inc., a Maryland corporation, constitute, and appoint Dr. Robert W. Deutsch, John H. Beakes, and Ronald E. Holtz (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign the Annual Report on Form 10-K and any or all amendments thereto and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Robert W. Deutsch          Chairman of the Board,      February 17, 1999
______________________________________  Chief Executive Officer,
       Robert W. Deutsch, Ph.D.         and Director

          /s/ John H. Beakes           President, Chief Operating  February 17, 1999
______________________________________  Officer, and Director
            John H. Beakes

         /s/ Ronald E. Holtz           Vice President, Chief       February 17, 1999
______________________________________  Financial Officer, and
           Ronald E. Holtz              Director

         /s/ John E. Lapolla           Senior Vice President and   February 17, 1999
______________________________________  Director
           John E. Lapolla

        /s/ Kenneth J. Rebeck          Senior Vice President and   February 17, 1999
______________________________________  Director
          Kenneth J. Rebeck

          /s/ Deborah T. Ung           Senior Vice President and   February 17, 1999
______________________________________  Director
            Deborah T. Ung

        /s/ Jeffrey W. Wendel          Senior Vice President and   February 17, 1999
______________________________________  Director
          Jeffrey W. Wendel

       /s/ Robert T. O'Connell         Senior Vice President--     February 17, 1999
______________________________________  Strategic Business
         Robert T. O'Connell            Planning and Director

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

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Bruce D. Alexander         Director                    February 17, 1999
______________________________________
          Bruce D. Alexander

         /s/ David J. Deutsch          Director                    February 17, 1999
______________________________________
       David J. Deutsch, Ph.D.

          /s/ Jerry P. Malec           Director                    February 17, 1999
______________________________________
            Jerry P. Malec

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